Volume:
 • Expect 1.0% to 2.0% discharge growth in Q4 2011
 − Strong volume comparison in Q4 2010 of 5.9%
 • Would bring full-year discharge growth to between 4.9% and 5.2%

Guidance confirmation for full year 2011:
    • Full-year Adjusted EBITDA (1) guidance of $450 million to $455 million
    • Full-year earnings per share guidance of $1.18 to $1.23 per basic share

Adjusted Free Cash Flow (1) :
    • Expect full-year adjusted free cash flow to be at least $210 million

Q4 2011 Observations (as of December 14, 2011)
1
(1) Reconciliation to GAAP provided on slides 49, 88, and 89 of the Q3 2011 Investor Reference Book
Exhibit 99.1